EXHIBIT 32

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      In connection with the quarterly report of New Taohuayuan Culture Tourism
Co., Ltd., (the "Company") on Form 10-Q for the quarter ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report") Cai Danmei, the Principal Executive and Financial Officer of the Company, certifies pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of her knowledge:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)  The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial  condition  and  results  of
               operation of the company.


August 16, 2010                        By:  /s/ Cai Danmei
                                           -----------------------------------
                                             Cai Danmei, Principal Executive
                                          and Principal Financial Officer